UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

September 11, 2026

TENON MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41364	45-5574718
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

104 Cooper Court
Los Gatos, CA	95032
(Address of principal executive offices)	(Zip Code)

(408) 649-5760

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TNON	The Nasdaq Stock Market LLC
Warrants	TNONW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 11, 2026, Tenon Medical, Inc. (the “Company”) entered into an inducement offer letter agreement (the “Inducement Agreement”) with a certain holder (the “Holder”) of outstanding Series A Common Stock Purchase Warrants exercisable for up to 572,179 shares (the “Existing Warrants”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), which Existing Warrants were issued by the Company on August 31, 2026, and were originally exercisable at an exercise price of $5.02 per share.

Pursuant to the Inducement Agreement, the Holder agreed to exercise the Existing Warrants for cash at the exercise price of $5.02 per share in consideration for the Company’s agreement to issue new unregistered five-year Series B Common Stock Purchase Warrants (the “New Warrants”) to purchase up to 858,269 shares of Common Stock (equal to 150% of the number of shares issuable upon exercise of the Existing Warrants) at an exercise price of $5.02 per share (the “Inducement Transaction”). The New Warrants will be exercisable for five years from the date of issuance.

The Company entered into a financial advisory agreement (the “Financial Advisory Agreement”) with WallachBeth Capital LLC (“WallachBeth”) to act as its financial advisor in connection with the transactions summarized above. Pursuant to the Financial Advisory Agreement, the Company will pay WallachBeth a cash fee of 7% of the aggregate gross proceeds. Additionally, the Company agreed to reimburse WallachBeth for its documented accountable legal expenses up to $65,000.

The aggregate exercise price for all Existing Warrants is approximately $2,872,339 (the “Warrant Inducement”). The Company intends to use the net proceeds for working capital and general corporate purposes.

The Company has agreed to file a registration statement on Form S-3 (or other appropriate form, including on Form S-1, if it is not eligible to utilize Form S-3) providing for the resale of the shares of Common Stock issuable upon the exercise of the New Warrants (the “Resale Registration Statement”) within thirty (30) calendar days following the date of the Inducement Agreement, and to use commercially reasonable efforts to cause the Resale Registration Statement to become effective within sixty (60) calendar days from the date of the Inducement Agreement (or within 90 calendar days in case of “full review” of the Resale Registration Statement by the SEC).

The Inducement Agreement, Financial Advisory Agreement, and Form of Series B Warrant are attached as Exhibits 10.1, 10.2, and 4.1, respectively. The description of the terms of the Inducement Agreement and the New Warrants is not intended to be complete and is qualified in its entirety by reference to such exhibits. The Inducement Agreement contains customary representations, warranties and covenants by the Company which were made only for the purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

Item 3.02 Unregistered Sales of Equity Securities.

The Company issued the New Warrants pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), available under Section 4(a)(2). Neither the issuance of the New Warrants nor the shares of Common Stock underlying the New Warrants have been registered under the Securities Act, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. The description of the New Warrants under Item 1.01 of this Form 8-K is incorporated by reference herein.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy securities of the Company.

Item 8.01 Other Events.

On September 11, 2026, the Company issued a press release announcing entering into an Inducement Agreement. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On September 14, 2026, the Company issued a press release announcing the closing of the Inducement Transaction. A copy of this press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information set forth in this Item 8.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Series B Warrant

10.1	Inducement Agreement, dated September 11, 2026

10.2	Financial Advisory Agreement, dated September 11, 2026

99.1	Press release, dated September 11, 2026

99.2	Press release, dated September 14, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2026	TENON MEDICAL, INC.

	By:	/s/ Steven M. Foster
	Name:	Steven M. Foster
	Title:	Chief Executive Officer and President

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